SPECIAL MEETING OF SHAREHOLDERS (UNAUDITED)

A Special Meeting of shareholders of the Old Westbury Funds, Inc.
("Funds") was held on August 4, 2005 at 3435 Stelzer Road, Columbus, Ohio, 43219 to approval the following proposals:

Proposal 1: To approve a new master investment advisory agreement between the Funds and Bessemer Investment Management LLC ("BIM") which consolidates all of the Funds' separate advisory agreements into a single agreement and increases for each of the Funds the asset "breakpoint" levels at which advisory fees are reduced.

A majority of the outstanding voting shares of the Funds approved the Proposal by the following votes:

Large Cap Equity Fund

FOR: 22,538,333
AGAINST:0
ABSTAIN:0
TOTAL:22,538,333

Mid Cap Equity Fund

FOR:45,877,823
AGAINST:17,171
ABSTAIN:0
TOTAL:45,894,994

International Fund

FOR:118,518,160
AGAINST:0
ABSTAIN:0
TOTAL:118,518,160

Fixed Income Fund

FOR:5,961,945
AGAINST:7,993
ABSTAIN:0
TOTAL:5,969,938

Municipal Bond Fund

FOR:7,739,928
AGAINST:0
ABSTAIN:0
TOTAL:7,739,928

Proposal 2: To approve a change to a fundamental investment policy for each of the Funds (except for the Municipal Bond Fund) relating to concentration of investments in any one industry.

A majority of the outstanding voting shares of the Funds approved the Proposal by the following votes:

Large Cap Equity Fund

FOR:22,538,333
AGAINST:0
ABSTAIN:0
TOTAL:22,538,333

Mid Cap Equity Fund

FOR:45,877,823
AGAINST:17,171
ABSTAIN:0
TOTAL:45,894,994

International Fund

FOR:118,518,160
AGAINST:0
ABSTAIN:0
TOTAL:118,518,160

Fixed Income Fund

FOR:5,961,945
AGAINST:7,993
ABSTAIN:0
TOTAL:5,969,938

Proposal 3: To approve a proposal that would authorize BIM and the Funds, with Board approval, to enter into or materially change agreements with sub-advisers, on behalf of each Fund, without obtaining shareholder approval.

A majority of the outstanding voting shares of the Funds approved the Proposal by the following votes:

Large Cap Equity Fund

FOR:22,538,333
AGAINST:0
ABSTAIN:0
TOTAL:22,538,333

Mid Cap Equity Fund

FOR:45,877,823
AGAINST:17,171
ABSTAIN:0
TOTAL:45,894,994

International Fund
FOR:118,518,160
AGAINST:0
ABSTAIN:0
TOTAL:118,518,160

Fixed Income Fund

FOR:5,961,945
AGAINST:7,993
ABSTAIN:0
TOTAL:5,969,938

Municipal Bond Fund

FOR:7,739,928
AGAINST:0
ABSTAIN:0
TOTAL:7,739,928